Exhibit 23.4

BDO Kendalls

BDO Kendalls Audit &

Assurance (NSW—VIC) Pty Ltd

The Rialto, 525 Collins St

Melbourne VIC 3000

GPO Box 4736 Melbourne VIC 3001

Phone 61 3 8320 2222

Fax 61 3 8320 2200

aa.melbourne@bdo.com.au

www.bdo.com.au

29 January 2008	ABN 17 114 673 540

James Brennan

Vice President, Finance

Commonwealth Biotechnologies, Inc.

601 Biotech Dr.

Richmond, VA 23235

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 2007 relating to the consolidated financial statements of Mimotopes Pty Ltd which is contained in that Prospectus.

BDO Kendalls Audit & Assurance (NSW-VIC) Pty Ltd

Chartered Accountants

Paul Carr
Director